HomeStreet Discloses that Notice of Director Nominations and Proposals from Blue Lion Capital is Invalid
Notice Fails in Numerous Ways to Satisfy Basic Requirements Laid Out in HomeStreet’s Bylaws
HomeStreet Values Shareholder Feedback and Remains Open to Engaging Further with Blue Lion

SEATTLE - (March 1, 2018) - HomeStreet, Inc. (Nasdaq: HMST) (the “Company” or “HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today disclosed that Blue Lion Opportunity Master Fund, L.P.’s (“Blue Lion”) notice of proposals and nominations for the Company’s 2018 Annual Meeting of Shareholders is invalid.
HomeStreet’s bylaws are for the protection of the Company and all of its shareholders. Following close review by HomeStreet and its legal advisors, the Company found that Blue Lion’s notice contained at least 32 instances of failures to satisfy the requirements set forth in the bylaws. A copy of the Company’s letter to Blue Lion, laying out the myriad deficiencies, has been filed on Form 8-K with the SEC today.
Blue Lion delivered its notice to the Company in the afternoon on February 23, 2018, which is the day before the deadline for such notices. The nomination deadline had been publicly disclosed for ten months, since it was disclosed in last year’s proxy statement, which was filed with the SEC on April 24, 2017. Because Blue Lion failed to deliver a notice in accordance with the bylaw requirements prior to the deadline for all HomeStreet shareholders, Blue Lion no longer has the right to bring any proposals for consideration or nominate any candidates for election to the Board at the upcoming meeting.
The Human Resources and Corporate Governance Committee (the “HRCG Committee”) of the Board evaluates board composition on an ongoing basis to ensure it has the optimal mix of experience, expertise, and perspectives to represent the best interests of all HomeStreet shareholders. On January 25, 2018, HomeStreet appointed Mark R. Patterson to the Board. Mr. Patterson brings his perspective as a sophisticated institutional investor with extensive operational experience in the financial services sector, as well as knowledge of HomeStreet as a long-term shareholder. The Company also previously announced that the HRCG Committee of the Board has initiated a public search for an additional qualified candidate for the Board who meets the stated diversity goals of the Company set out in the Company’s Principles of Corporate Governance.
Keefe, Bruyette & Woods, Inc., a Stifel Company, is acting as financial advisor to the Company. Sidley Austin LLP is the legal advisor to the Company.
About HomeStreet, Inc.
HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services Company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company operates two primary business segments: Mortgage Banking, which originates and purchases single family residential mortgage loans, primarily for sale into secondary markets; and Commercial & Consumer Banking, including commercial real estate, commercial lending, residential construction lending, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.
Important Additional Information
HomeStreet, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with the Company’s 2018 Annual Meeting of Shareholders. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company’s shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on January 25, 2018 ("Exhibit 99.2") contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company’s directors and executive officers in the Company's securities. In the event that the holdings of the Company's securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4 and 5, which can be found through the Company’s website at www.homestreet.com in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s definitive proxy statement for the 2017 annual meeting of shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company’s definitive proxy statement and other materials to be filed with the SEC in connection with the 2018 Annual Meeting of Shareholders. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.homestreet.com in the section “Investor Relations.”

HomeStreet, Inc.

Investor Relations:
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gerhard.erdelji@homestreet.com

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